CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Amount to be Registered(1)	Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Class A Common Stock, $0.0001 par value per share	3,680,000	$44.00	$161,920,000	$17,666.00

(1)	Assumes exercise in full of the underwriters’ option to purchase up to 480,000 additional shares of Class A Common Stock.
(2)

Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended. This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in the registrant’s Registration Statement on Form S-3 (File No. 333-253878) in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-253878

PROSPECTUS    SUPPLEMENT

(to prospectus dated March 4, 2021)

3,200,000 Shares

Class A Common Stock

We are offering 2,500,000 shares of our Class A common stock, and the selling stockholders identified in this prospectus supplement are selling 700,000 shares of our Class A common stock. We will not receive any proceeds from the sale of any shares by the selling stockholders.

We have two classes of authorized common stock: Class A common stock and Class B common stock. The rights of the holders of our Class A common stock and our Class B common stock are identical, except with respect to voting and conversion. Each share of our Class A common stock is entitled to one vote per share and will not convert into any other shares of our capital stock. Each share of our Class B common stock is entitled to five votes per share and will convert into one share of our Class A common stock upon the occurrence of specified events. George P. Sakellaris, our founder, principal stockholder, president and chief executive officer, will, following this offering, own shares of Class A and Class B common stock representing 75.20% of the combined voting power of our outstanding Class A and Class B common stock (or, if the underwriters’ option to purchase additional shares is exercised in full, 74.89% of the combined voting power of our outstanding Class A and Class B common stock).

Our Class A common stock trades on the New York Stock Exchange under the symbol “AMRC”. The last reported sale price of our Class A common stock on the New York Stock Exchange on March 3, 2021 was $53.02 per share.

Investing in our Class A common stock involves risks including but not limited to the volatility of our stock price that are described in the “Risk Factors” section beginning on page S-12 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

	Per Share	Total
Public offering price	$44.00	$140,800,000
Underwriting discount(1)	$1.98	$6,336,000
Proceeds, before expenses, to us	$42.02	$105,050,000
Proceeds, before expenses, to the selling stockholders	$42.02	$29,414,000

(1)	We refer you to “Underwriting (Conflicts of Interest)” beginning on page S-26 of this prospectus supplement for additional information regarding underwriting compensation.

The underwriters may also purchase up to an additional 375,000 shares of our Class A common stock from us, and up to an additional 105,000 shares of our Class A common stock from a certain selling stockholder, at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus supplement to cover overallotments, if any.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The shares of our Class A common stock will be ready for delivery on or about March 9, 2021.

BofA Securities	Oppenheimer & Co.

Baird	Canaccord Genuity	Guggenheim Securities	William Blair

Roth Capital Partners	Craig-Hallum

The date of this prospectus supplement is March 4, 2021.

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this Class A common stock offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, provides additional information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Neither we nor the underwriters or the selling stockholders have authorized anyone to provide any information other than that contained or incorporated by reference into this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We, the underwriters and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. The information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein or therein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our Class A common stock. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement and in the accompanying prospectus.

We and the selling stockholders are offering to sell, and seeking offers to buy, shares of our Class A common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Class A common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Class A common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless the context otherwise indicates, references in this prospectus supplement to “we,” “our” and “us” refer, collectively, to Ameresco, Inc., a Delaware corporation, and its consolidated subsidiaries.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement and the accompanying prospectus and in the documents we incorporate by reference herein and therein. This summary does not contain all of the information you should consider before investing in our Class A common stock. You should read this entire prospectus supplement and accompanying prospectus carefully, especially the risks of investing in our Class A common stock discussed under “Risk Factors” beginning on page S-12 of this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2020, or our 2020 Annual Report, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference into this prospectus supplement and the accompanying prospectus, before making an investment decision.

Overview

Ameresco is a leading clean technology integrator with a comprehensive portfolio of energy efficiency and renewable energy supply solutions.

Our core services include the development, design, arrangement of financing, construction, and installation of solutions that deliver measurable cost and energy savings while enhancing the operations, energy security, infrastructure, and resiliency of a facility. These solutions range from upgrades to a facility’s energy infrastructure to the development, construction and operation of renewable energy plants. As a trusted sustainability partner, we are always on a mission to help customers lower their overall carbon footprint and reduce their environmental impact. We estimate that our renewable energy assets and customer projects have delivered a carbon offset equivalent to approximately 12.6 million metric tons of carbon dioxide in 2020 and over 60 million metric tons of carbon dioxide since 2010.

Our product independence coupled with our deep technical bench allows us to integrate best-in-class advanced technology solutions for the unique needs of each customer.

Drawing from decades of experience, we develop these tailored energy projects for federal, state and local governments, educational and healthcare institutions, airports, public housing authorities, and commercial/industrial clients across North America and the U.K.

We have sourced and raised more than $3.5 billion in project financing while delivering $10 billion in energy solutions since our inception. Our growth is driven by staying ahead of the curve and at the leading edge of innovation taking place in the energy sector, offering new products and services to new and existing customers. In 2020, we launched our first owned and operated wind power project in Ireland, that became our first renewable energy asset outside of North America. Strategic acquisitions of complementary businesses and assets have been an important part of our growth enabling us to broaden our service offerings and expand our geographical reach. Over the past three years we have acquired businesses and energy assets under construction in Washington DC, Hawaii, Massachusetts, New York, Illinois and Connecticut.

As of December 31, 2020, we owned and operated 130 small-scale renewable energy plants and solar photovoltaic installations which generate electricity or deliver renewable gas fuel with a combined capacity of 282 megawatt equivalents, or MWe, including 129 MWe of renewable natural gas, or RNG, assets, 147 MWe of solar assets and 6 MWe of other assets. We also have energy assets in development and construction as of that date with a combined capacity of 351 MWe, including 114 MWe of RNG assets, 217 MWe of solar assets and 21 MWe of energy-as-a-service assets.

The market for energy efficiency services has grown significantly, driven largely by rising and volatile energy prices, advances in energy efficiency and renewable energy technologies, governmental support for energy efficiency and renewable energy programs and growing customer awareness of energy and environmental issues. According to a 2017 Guidehouse Insights report, the global market for energy efficiency services was expected to be approximately $30 billion in 2019 and the global markets for distributed energy generation, storage and microgrids were expected to be approximately $100 billion in 2019. According to this report, together these global markets were expected to grow to nearly $250 billion by 2026.

To best serve our more than 8,000 customers, we have approximately 70 regional offices located throughout North America and the United Kingdom and more than 1,100 dedicated energy and business professionals with years of proven experience and a strong commitment to customer satisfaction. We offer our customers the resources needed to successfully plan, finance, execute and operate the energy program that will create real, sustained economic and operating benefits to fulfill their unique requirements.

COVID-19

Fiscal year 2020 was marked with unrivaled global challenges, including the public health and economic downturn caused by the COVID-19 pandemic. During the first half of 2020, after COVID-19 was declared a pandemic by the World Health Organization, we experienced some delays in our project award conversions and some construction slowdowns due to shelter-in-place restrictions, however, the opportunities to reduce emissions and limit the effects of climate change remained. We responded to the pandemic by ensuring the health and safety of our employees. We implemented a seamless transition to remote operations for many months, and, while following all CDC guidelines, continued front-line work at our essential facilities and the impact to our results of operations and liquidity for the year ended December 31, 2020 was not material.

Although the overall impact to our results of operations and liquidity for the year ended December 31, 2020 was not material, the impact to our future results remains uncertain and will depend on a number of factors, including, but not limited to, the duration and severity of the pandemic and its impact on our customers. For additional information on risks posed by the COVID-19 pandemic, please see the risk factors included in our 2020 Annual Report and incorporated by reference in this prospectus supplement.

Risks Associated with Our Business

Our business is subject to a number of risks of which you should be aware before making an investment decision. These risks are discussed more fully in the “Risk Factors” section of this prospectus supplement immediately following this prospectus supplement summary and in our 2020 Annual Report, which is incorporated by reference herein. These risks include the following:

•	If demand for our energy efficiency and renewable energy solutions does not develop as we expect, our revenues will suffer and our business will be harmed.

•

In order to secure contracts for new projects, we typically face a long and variable selling cycle that requires significant resource commitments and requires a long lead time before we realize revenues.

•	We may not recognize all revenues from our backlog or receive all payments anticipated under awarded projects and customer contracts.

•	We may be unable to complete or operate our projects on a profitable basis or as we have committed to our customers.

•	Due to the COVID-19 pandemic, we have experienced a lengthening of our selling cycle and, if this slowdown continues, the timeline for realizing revenue on new projects may be further delayed.

•	Our business depends in part on federal, state, provincial and local government support for energy efficiency and renewable energy, and a decline in such support could harm our business.

•

A substantial portion of our earnings are derived from the sale of renewable energy certificates, or RECs, and other environmental attributes, and our failure to be able to sell such attributes could materially adversely affect our business, financial condition and results of operation.

•	A significant decline in the fiscal health of federal, state, provincial and local governments could reduce demand for our energy efficiency and renewable energy projects.

•	Provisions in our government contracts may harm our business, financial condition and operating results.

•

The projects we undertake for our customers generally require significant capital, which our customers or we may finance through third parties, and such financing may not be available to our customers or to us on favorable terms, if at all.

•

Project development or construction activities may not be successful, and we may make significant investments without first obtaining project financing, which could increase our costs and impair our ability to recover our investments.

•	Our senior credit facility, project financing term loans and construction loans contain financial and operating restrictions that may limit our business activities and our access to credit.

•

We operate in a highly competitive industry, and our current or future competitors may be able to compete more effectively than we do, which could have a material adverse effect on our business, revenues, growth rates and market share.

•	Public health threats or outbreaks of communicable diseases could have a material adverse effect on our operations and financial results.

•

The Securities and Exchange Commission’s investigation into our revenue recognition and compensation practices in our software-as-a-service, or SaaS, businesses could result in a restatement of our financial statements, investment in remediation of our internal controls, sanctions or penalties, distraction of our management, and litigation from third parties, each of which could adversely affect or cause variability in our financial results.

•

For the foreseeable future, Mr. Sakellaris or his affiliates will be able to control the selection of all members of our board of directors, as well as virtually every other matter that requires stockholder approval, which will severely limit the ability of other stockholders to influence corporate matters.

Our Dual Class Capital Structure

We have two classes of common stock: Class A common stock and Class B common stock. The rights of the holders of our Class A common stock and our Class B common stock are identical, except with respect to voting and conversion. Each share of our Class A common stock is entitled to one vote per share and is not convertible into any other shares of our capital stock. Each share of our Class B common stock is entitled to five votes per share, is convertible at any time into one share of our Class A common stock at the option of the holder of such share and will automatically convert into one share of our Class A common stock upon the occurrence of certain specified events, including a transfer of such shares (other than to such holder’s family members, descendants or certain affiliated persons or entities). All selling stockholders in this offering are selling shares of our Class A common stock. See “Description of Capital Stock—Common Stock” in the accompanying prospectus.

Corporate Information

We were incorporated in Delaware in April 2000. Our principal executive offices are located at 111 Speen Street, Suite 410, Framingham, Massachusetts 01701 and our telephone number is (508) 661-2200. Our website address is www.ameresco.com. Information contained on our website is not incorporated by reference into this prospectus supplement, and you should not consider information contained on our website to be part of this prospectus supplement or in deciding whether to purchase shares of our Class A common stock.

“Ameresco,” the Ameresco logo, “Green • Clean • Sustainable,” “AXIS” and other trademarks or service marks of Ameresco appearing in this prospectus supplement are the property of Ameresco. This prospectus supplement contains additional trade names, trademarks and service marks of other companies, which are the property of their respective owners.

The Offering

Class A common stock offered by us	2,500,000 shares

Class A common stock offered by the selling stockholders	700,000 shares

Option to purchase additional shares	The underwriters may also purchase up to an additional 375,000 shares of our Class A common stock from us, and up to an additional 105,000 shares of our Class A common stock from a certain selling stockholder, at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus supplement to cover overallotments, if any.

Class A common stock to be outstanding immediately after this offering	32,788,390 shares (or 33,163,390 shares if the underwriters exercise their option to purchase additional shares in full)

Class B common stock to be outstanding immediately after this offering	18,000,000 shares

Total Class A and Class B common stock to be outstanding immediately after this offering	50,788,390 shares (or 51,163,390 shares if the underwriters exercise their option to purchase additional shares of Class A common stock in full)

Use of proceeds	We estimate that we will receive net proceeds of approximately $104.3 million from our issuance and sale of 2,500,000 shares of our Class A common stock in this offering, based on the public offering price of $44.00 per share and after deducting the underwriting discount and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering to repay in full the outstanding U.S. dollar balance under our senior secured revolving credit facility, which was $80.0 million as of March 1, 2021, and for general corporate purposes, including potential tack on acquisitions, working capital and capital expenditures.

In addition, the selling stockholders are selling shares of our Class A common stock in this offering and we will not receive any of the proceeds from the shares sold by the selling stockholders; however, we will receive an aggregate of $0.4 million from the exercise of stock options being exercised by selling stockholders in connection with this offering.

See the “Use of Proceeds” section in this prospectus supplement for a more complete description of the intended use of proceeds from this offering.

Risk factors	You should read the “Risk Factors” section of this prospectus supplement beginning on page S-12 and in our 2020 Annual Report for a discussion of factors to consider carefully before deciding to invest in shares of our Class A common stock.

New York Stock Exchange symbol	AMRC

The number of shares of our Class A common stock and our Class B common stock to be outstanding after this offering is based on:

•	30,224,654 shares of our Class A common stock outstanding as of December 31, 2020;

•	18,000,000 shares of our Class B common stock outstanding as of December 31, 2020; and

•

63,736 shares of our Class A common stock to be issued upon the exercise of vested stock options by the selling stockholders in connection with this offering at a weighted-average exercise price of $6.515.

and excludes:

•

2,852,253 shares of our Class A common stock issuable upon the exercise of stock options outstanding as of December 31, 2020, at a weighted average exercise price of $13.062 per share (excluding the 63,736 shares of our Class A common stock that will be issued upon the exercise of vested stock options by the selling stockholders in connection with this offering);

•

4,790,000 and 200,690 additional shares of our Class A common stock available for future issuance as of December 31, 2020 under our 2020 Stock Incentive Plan and our 2017 Employee Stock Purchase Plan, respectively;

•	28,112 shares issued upon the exercise of stock options subsequent to December 31, 2020 at a weighted average exercise price of $5.271 per share; and

•	2,101,795 shares of our Class A common stock classified as treasury stock as of December 31, 2020.

Unless otherwise indicated, all information in this prospectus supplement assumes:

•	no exercise of the outstanding options described above; and

•	no exercise by the underwriters of their option to purchase up to 480,000 additional shares of our Class A common stock.

Conflicts of Interest

Bank of America, N.A., an affiliate of BofA Securities, Inc., an underwriter in this offering, is acting as the agent and a lender under our senior secured credit facility. We intend to use a portion of the net proceeds from this offering to repay the U.S. dollar balance outstanding under our revolving senior secured credit facility, which was $80.0 million as of March 1, 2021. See “Use of Proceeds” and “Underwriting (Conflicts of Interest).” Because of this relationship, the offering will be conducted in accordance with FINRA Rule 5121. In accordance with that rule, no “qualified independent underwriter” is required, because a bona fide public market exists in the shares, as that term is defined in the rule.

Summary Consolidated and Other Financial Data

The following tables summarize our consolidated and other financial data. We have derived the consolidated statement of income data for the years ended December 31, 2020, 2019 and 2018 and the audited consolidated balance sheet data as of the years ended December 31, 2020 and 2019 from our audited consolidated financial statements incorporated by reference in this prospectus supplement from our 2020 Annual Report. Our historical results are not necessarily indicative of future results. You should read this summary financial data together with our consolidated financial statements and related notes and the information under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are included in our 2020 Annual Report and incorporated by reference in this prospectus supplement.

Adjusted EBITDA, non-GAAP net income and non-GAAP earnings per share, or EPS, are non-GAAP financial measures and should not be considered as alternatives to net income attributable to common shareholders or diluted net income per share, as applicable, or any other measure of financial performance calculated and presented in accordance with U.S. generally accepted accounting principles, or GAAP. We understand that, although measures similar to these non-GAAP financial measures are frequently used by investors and securities analysts in their evaluation of companies, they have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for the most directly comparable GAAP financial measures or an analysis of our results of operations as reported under GAAP. To properly and prudently evaluate our business, we encourage investors to review our GAAP financial statements incorporated by reference in this prospectus supplement from our 2020 Annual Report, and not to rely on any single financial measure to evaluate our business.

	Year Ended December 31,
	2020	2019	2018
	(In thousands, except share and per share data)
Consolidated Statement of Income Data:
Revenues	$1,032,275	$866,933	$787,138
Cost of revenues	844,726	698,815	613,526

Gross profit	187,549	168,118	173,612
Selling, general and administrative expenses	116,050	116,504	114,513

Operating income	71,499	51,614	59,099
Other expenses, net	15,071	15,061	16,709

Income before income taxes	56,428	36,553	42,390
Income tax (benefit) provision	(494)	(3,748)	4,813

Net income	56,922	40,301	37,577
Net (income) loss attributable to redeemable non-controlling interest	(2,870)	4,135	407

Net income attributable to common shareholders	$54,052	$44,436	$37,984

Net income per share attributable to common shareholders:
Basic	$1.13	$0.95	$0.83
Diluted	$1.10	$0.93	$0.81
Weighted average common shares outstanding:
Basic	47,702	46,586	45,729
Diluted	49,006	47,774	46,831

	Year Ended December 31,
	2020	2019	2018
	(In thousands, except share and per share data)

Other Financial Data:
Adjusted EBITDA(1)	$117,877	$91,142	$91,032
Projects(2)	36,564
O&M(2)	12,940
Operating Assets(2)	64,448
Other(2)	3,925
Non-GAAP net income(3)	57,828	39,871	37,793
Non-GAAP EPS(3)	1.18	0.83	0.81

The as adjusted consolidated balance sheet data give effect to the (i) issuance of 63,736 shares of our Class A common stock upon the exercise of vested stock options by the selling stockholders in connection with this offering at a weighted-average exercise price of $6.515 per share, and (ii) sale by us of 2,500,000 shares of our Class A common stock in this offering at a public offering price of $44.00 per share and after deducting the underwriting discount and estimated offering expenses payable by us.

	As of December 31, 2020
	Actual	As Adjusted
	(In thousands)
Consolidated Balance Sheet Data:
Cash and cash equivalents(4)(5)	$66,422	$121,150
Current assets(5)(6)	490,715	545,443
Federal ESPC receivable(6)	396,725	396,725
Energy assets, net(4)(7)	729,378	729,378
Total assets(4)(5)	1,750,251	1,804,979
Current liabilities(4)(5)	383,097	333,096
Long-term debt, less current portion(4)	311,674	311,674
Federal ESPC liabilities(6)	440,223	440,223
Total stockholders’ equity	492,813	597,541

Other Financial Data:
Total debt(5)(8)	$381,036	$331,036

(1)

We define adjusted EBITDA as operating income before depreciation, amortization of intangible assets, accretion of asset retirement obligations, contingent consideration expense, stock-based compensation expense, restructuring and asset impairment charges, and gain or loss upon deconsolidation of a variable interest entity, or VIE, and impact from redeemable non-controlling interest. We believe adjusted EBITDA is useful to investors in evaluating our operating performance for the following reasons: adjusted EBITDA and similar non-GAAP measures are widely used by investors to measure a company’s operating performance without regard to items that can vary substantially from company to company depending upon financing and accounting methods, book values of assets, capital structures and the methods by which assets were acquired; securities analysts often use adjusted EBITDA and similar non-GAAP measures as supplemental measures to evaluate the overall operating performance of companies; and by comparing our adjusted EBITDA in different historical periods, investors can evaluate our operating results without the additional variations of depreciation and amortization expense, accretion of asset retirement obligations, contingent consideration expense, stock-based compensation expense, restructuring and asset impairment charges, and gain or loss upon deconsolidation of a VIE and impact from redeemable non-controlling interest.

Our management uses adjusted EBITDA as a measure of operating performance, because it does not include the impact of items that we do not consider indicative of our core operating performance; for planning purposes, including the preparation of our annual operating budget; to allocate resources to enhance the financial performance of the business; to evaluate the effectiveness of our business strategies; and in communications with the board of directors and investors concerning our financial performance.

The following is a reconciliation of adjusted EBITDA to net income attributable to common shareholders, the most comparable GAAP measure:

	Year Ended December 31,
	2020	2019	2018
	(In thousands)
Adjusted EBITDA:
Net income attributable to common shareholders	$54,052	$44,436	$37,984
Impact from redeemable non-controlling interests	2,870	(4,135)	(407)
Less: Income tax provision (benefit)	(494)	(3,748)	4,813
Plus: Other expenses, net	15,071	15,061	16,709
Plus: Depreciation and amortization	42,041	39,439	30,529
Plus: Stock-based compensation	1,933	1,620	1,258
Plus: Energy asset impairment	1,028	—	—
Plus: Restructuring and other charges	1,376	629	146
Less: Gain on deconsolidation of VIE	—	(2,160)	—

Adjusted EBITDA	$117,877	$91,142	$91,032

(2)

The following is a reconciliation of adjusted EBITDA by line of business (projects, operations and maintenance, or O&M, energy assets and other) to net income attributable to common shareholders, the most comparable GAAP measure, by line of business:

	Year Ended December 31, 2020
	Projects	O&M	Operating assets	Other
	(In thousands)
Adjusted EBITDA:
Net income attributable to common shareholders	$30,430	$8,699	$13,919	$1,004
Impact from redeemable non-controlling interests	—	—	2,870	—
Less: Income tax provision (benefit)	(2,708)	—	1,603	611
Plus: Other expenses, net	3,080	1,139	10,730	122
Plus: Depreciation and amortization	3,413	2,872	33,911	1,845
Plus: Stock-based compensation	1,427	145	213	148
Plus: Energy asset impairment	—	—	1,028	—
Plus: Restructuring and other charges	922	85	174	195

Adjusted EBITDA	$36,564	$12,940	$64,448	$3,925

(3)

We define non-GAAP net income and EPS to exclude certain discrete items that management does not consider representative of our ongoing operations, including restructuring and asset impairment charges, gain or loss upon deconsolidation of a VIE and impact from redeemable non-controlling interest. We consider non-GAAP net income and non-GAAP EPS to be important indicators of our operational strength and performance of our business because they eliminate the effects of events that are not part of the Company’s core operations.

The following is a reconciliation of non-GAAP net income to net income attributable to common shareholders, the most comparable GAAP measure:

	Year Ended December 31,
	2020	2019	2018
	(In thousands)
Non-GAAP net income:
Net income attributable to common shareholders	$54,052	$44,436	$37,984
Adjustment for accretion of tax equity financing fees	(121)	—	—
Impact of redeemable non-controlling interests	2,870	(4,135)	(407)
Plus: Energy asset impairment	1,028	—	—
Plus: Restructuring and other changes	1,376	629	146
Less: Gain on deconsolidation of VIE	—	(2,160)	—
Income tax effect of non-GAAP adjustments	(1,377)	1,101	70

Non-GAAP net income	$57,828	$39,871	$37,793

The following is a reconciliation of non-GAAP EPS to diluted net income per share, the most comparable GAAP measure:

	Year Ended December 31,
	2020	2019	2018
Non-GAAP EPS:
Diluted net income per common share	$1.10	$0.93	$0.81
Effect of adjustments to net income	0.08	(0.10)	—

Non-GAAP EPS	$1.18	$0.83	$0.81

(4)

Includes restricted assets of consolidated VIEs of $162,198 at December 31, 2020. Includes non-recourse liabilities of consolidated VIEs at of $33,335 at December 31, 2020. See Note 11 to our audited consolidated financial statements incorporated by reference in this prospectus supplement from our 2020 Annual Report.

(5)

The “As Adjusted” column reflects an additional $30 million drawn under our senior secured revolving credit facility since January 1, 2021 and our intent to repay the U.S. dollar amounts of $80.0 million owed under the senior secured revolving credit facility through the proceeds received in connection with this offering.

(6)

Federal ESPC receivable represents the amount to be paid by various federal government agencies for work performed and earned by us under specific energy savings performance contracts, or ESPCs. We assign certain of our rights to receive those payments to third-party investors that provide construction and permanent financing for such contracts. Federal ESPC liabilities represent the advances received from third party investors under agreements to finance certain energy savings performance contract projects with various federal government agencies. Upon completion and acceptance of the project by the government, typically within 24 - 36 months of construction commencement, the ESPC receivable from the Government and corresponding related ESPC liability is eliminated from our consolidated balance sheets. Until recourse to us ceases for the ESPC receivables transferred to the investor, upon final acceptance of the work by the Government customer, we remain the primary obligor for financing received.

(7)	Includes approximately $267 million of energy assets still in development or construction.

(8)	Excludes unamortized discount and debt issuance costs of $10.7 million. Includes approximately $271 million of non-recourse debt associated with operating energy assets.

RISK FACTORS

Investing in our Class A common stock involves a high degree of risk. Before you decide to invest in our Class A common stock, you should carefully consider the risks and uncertainties described below and in our 2020 Annual Report, together with all other information contained in this prospectus supplement, the accompanying prospectus and in our filings with the Securities and Exchange Commission, or SEC, that we have incorporated by reference into this prospectus supplement and the accompanying prospectus. If any of the following risks actually occurs, our business, prospects, operating results and financial condition could suffer materially. In such event, the trading price of our Class A common stock could decline and you might lose all or part of your investment.

Risks Related to Ownership of Our Class A Common Stock and This Offering

The trading price of our Class A common stock is volatile.

The trading price of our Class A common stock is volatile and could be subject to wide fluctuations, some of which are beyond our control. During the 12 months prior to the date of this prospectus supplement, our Class A common stock has traded at a low of $13.38 and a high of $70.12. The stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of publicly traded companies. If the stock market in general experiences a significant decline, the trading price of our Class A common stock could decline for reasons unrelated to our business, financial condition or operating results. As a result of this volatility, you may not be able to sell your Class A common stock at or above the public offering price and you may lose some or all of your investment. Additionally, although historically there has not been a large short position in our Class A common stock, securities of certain companies have recently experienced extreme and significant volatility as a result of a large aggregate short position driving up the stock price over a short period of time, which is known as a “short squeeze.” Furthermore, some companies that have had volatile market prices for their securities have had securities class actions filed against them. If a suit were filed against us, regardless of its merits or outcome, it would likely result in substantial costs and divert management’s attention and resources. This could have a material adverse effect on our business, operating results and financial condition.

Holders of our Class A common stock, which is the stock we are selling in this offering, are entitled to one vote per share, and holders of our Class B common stock are entitled to five votes per share. The lower voting power of our Class A common stock may negatively affect the attractiveness of our Class A common stock to investors and, as a result, its market value.

We have two classes of common stock: Class A common stock, which is the stock we are selling in this offering, is listed on the NYSE and is entitled to one vote per share, and Class B common stock, which is not listed on the any security exchange and is entitled to five votes per share. The difference in the voting power of our Class A and Class B common stock could diminish the market value of our Class A common stock because of the superior voting rights of our Class B common stock and the power those rights confer.

For the foreseeable future, Mr. Sakellaris or his affiliates will be able to control the selection of all members of our board of directors, as well as virtually every other matter that requires stockholder approval, which will severely limit the ability of other stockholders to influence corporate matters.

Except in certain limited circumstances required by applicable law, holders of Class A and Class B common stock vote together as a single class on all matters to be voted on by our stockholders. Immediately following the closing of this offering, Mr. Sakellaris, our founder, principal stockholder, president and chief executive officer, will own all of our Class B common stock, which, together with his Class A common stock, represents approximately 75.20% of the combined voting power of our outstanding Class A and Class B common stock (or, if the underwriters’ option to purchase additional shares is exercised in full, 74.89% of the combined voting power of our outstanding Class A and Class B common stock). Under our restated certificate of incorporation, holders of shares of Class B common stock may generally transfer those shares to family members, including spouses and descendants or the spouses of such descendants, as well as to affiliated entities, without having the shares automatically convert into shares of Class A common stock. Therefore, Mr. Sakellaris, his affiliates, and his family members and descendants will, for the foreseeable future, be able to control the outcome of the voting on virtually all matters requiring stockholder approval, including the election of directors and significant corporate transactions such as an acquisition of our company, even if they come to own, in the aggregate, as little as 20% of the economic interest of the outstanding shares of our Class A and Class B common stock. Moreover, these persons may take actions in their own interests that you or our other stockholders do not view as beneficial. See “Selling Stockholders” in this prospectus supplement and “Description of Capital Stock” in the accompanying prospectus.

If you purchase shares of common stock in this offering, you will suffer immediate dilution of your investment.

The price of our Class A common stock to be sold in this offering is substantially higher than the as adjusted net tangible book value per share of our Class A common stock. Therefore, if you purchase shares of our Class A common stock in this offering, you will pay a price per share that substantially exceeds our as adjusted net tangible book value per share after this offering. Based on a public offering price of $44.00 per share, you will experience immediate dilution of $32.64 per share, representing the difference between our as adjusted net tangible book value per share after giving effect to this offering and the public offering price. To the extent outstanding options are exercised, you will incur further dilution. For additional information on the dilution that you will experience immediately after this offering, see the section titled “Dilution.”

Our management will have broad discretion over the use of the proceeds we receive in this offering and might not apply the proceeds in ways that increase the value of your investment.

We expect to use a portion of the net proceeds to us from this offering to repay in full the outstanding U.S. dollar balance under our senior secured revolving credit facility, which was $80.0 million as of March 1, 2021. We intend to use the balance of the net proceeds for working capital and other general corporate purposes, which may include potential tack on acquisitions and other capital expenditures. Our management will have broad discretion over the use of the net proceeds from this offering, and you will be relying on the judgment of our management regarding the application of those net proceeds. Although it is the intention of our management to use the net proceeds from the offering in the best interests of the company, our management might not apply the net proceeds from this offering in ways that increase the value of your investment or in ways with which you agree. See “Use of Proceeds.”

We do not anticipate paying any cash dividends on our capital stock in the foreseeable future.

We have never declared or paid any cash dividends on our capital stock. We currently intend to retain earnings, if any, to finance the growth and development of our business and do not expect to pay any cash dividends for the foreseeable future. Our revolving senior secured credit facility contains provisions that limit our ability to declare and pay cash dividends during the term of that agreement. Payment of future dividends, if any, will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, restrictions contained in current or future financing instruments, provisions of applicable law and other factors our board of directors deems relevant. Accordingly, you are not likely to receive any dividends on your Class A common stock for the foreseeable future, and your ability to achieve a return on your investment will therefore depend on appreciation in the market price of our Class A common stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS AND INDUSTRY DATA

This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, including statements regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans, objectives of management, expected market growth and other characterizations of future events or circumstances are forward-looking statements. These statements are often, but not exclusively, identified by the use of words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “target,” “project,” “predict” or “continue,” and similar expressions or variations. These forward-looking statements include, among other things, statements about:

•	our expectations as to the future growth of our business and associated expenses;

•	our expectations as to revenue generation;

•	the future availability of borrowings under our revolving credit facility;

•	the expected future growth of the market for energy efficiency and renewable energy solutions;

•	our backlog, awarded projects and recurring revenue and the timing of such matters;

•	our expectations as to acquisition activity;

•	the impact of any restructuring;

•	the uses of future earnings;

•	our intention to repurchase shares of our Class A common stock;

•	the expected energy and cost savings of our projects;

•	the expected energy production capacity of our renewable energy plants;

•	the results of the SEC’s investigation into our revenue recognition and compensation practices in our software-as-a-service businesses; and

•	the impact of the current COVID-19 pandemic.

These forward-looking statements are based on current expectations and assumptions that are subject to risks, uncertainties and other factors that could cause actual results and the timing of certain events to differ materially and adversely from the future results expressed or implied by such forward-looking statements. Risks, uncertainties and factors that could cause or contribute to such differences include, but are not limited to, those discussed in the section titled “Risk Factors” and as set forth in Item 1A of our 2020 Annual Report, which is incorporated by reference herein. Subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so and undertake no obligation to do so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus supplement.

This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein include statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. All of the market data used in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such data. We believe that the information from these industry publications, surveys and studies is reliable. However, the industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of important factors, including those described in the section titled “Risk Factors” in this prospectus supplement and in our 2020 Annual Report. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

USE OF PROCEEDS

We estimate that we will receive net proceeds of approximately $104.3 million from our issuance and sale of 2,500,000 shares of our Class A common stock in this offering, based on the public offering price of $44.00 per share and after deducting the underwriting discount and estimated offering expenses payable by us. At a public offering price of $44.00 per share, the selling stockholders will receive net proceeds of approximately $29.4 million from their sale of 700,000 shares of our Class A common stock in this offering, after deducting the underwriting discount. We will not receive any proceeds from the sale of shares by the selling stockholders; however, we will receive an aggregate of $0.4 million from the exercise of stock options being exercised by selling stockholders in connection with this offering. If the underwriters exercise their option to purchase up to an additional 480,000 shares of Class A common stock in full, we estimate that we will receive net proceeds of approximately $120.1 million after deducting the underwriting discount and estimated offering expenses payable by us and the selling stockholders will receive net proceeds of approximately $33.8 million after deducting the underwriting discount.

We intend to use the net proceeds from this offering to repay in full the outstanding U.S. dollar balance under our senior secured revolving credit facility, which was $80.0 million as of March 1, 2021, and for general corporate purposes. Although we have not yet identified specific uses for the proceeds, we currently anticipate using the proceeds for some or all of the following purposes:

•	potential tack on acquisitions;

•	working capital; and

•	capital expenditures.

Our senior secured revolving credit facility matures on June 28, 2024, when all amounts will be due and payable in full. As of December 31, 2020, we had approximately $53.1 million outstanding under our senior secured revolving credit facility at an interest rate of 3.75%. We expect to use the remaining funds under the credit facility for general corporate purposes, including permitted acquisitions, refinancing of existing indebtedness and working capital.

We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures, and we do not currently have agreements or commitments for any material acquisitions. As a result, our management will have broad discretion to allocate the net proceeds from this offering.

Bank of America, N.A., an affiliate of BofA Securities, Inc., an underwriter in this offering, is acting as the agent and a lender under our senior secured credit facility. See “Underwriting (Conflicts of Interest).”

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2020:

•	on an actual basis; and

•

on an as adjusted basis to reflect (i) the issuance of 63,736 shares of our Class A common stock upon the exercise of vested stock options by the selling stockholders in connection with this offering at a weighted-average exercise price of $6.515 and (ii) our issuance and sale of 2,500,000 shares of Class A common stock in this offering (assuming no exercise by the underwriters of their option to purchase additional shares) at a public offering price of $44.00 per share and after deducting underwriting discounts and estimated offering expenses payable by us, including the sale of shares of our Class A common stock by the selling stockholders.

You should read this table in conjunction with “Prospectus Supplement Summary—Summary Consolidated Financial Data” and “Use of Proceeds” appearing elsewhere in this prospectus supplement and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements, including the accompanying notes, appearing in our 2020 Annual Report, which is incorporated by reference in this prospectus supplement.

	December 31, 2020
	Actual	As Adjusted
	(In thousands, except share amounts)
Cash and cash equivalents	$66,422	$121,150
Long-term debt, including current portion:	381,036	331,036

Stockholders’ equity:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, no shares issued and outstanding	—	—
Class A common stock, $0.0001 par value, 500,000,000 shares authorized, actual and as adjusted; 32,326,449 shares issued and 30,224,654 shares outstanding, actual; 34,890,185 shares issued and 32,788,390 shares outstanding, as adjusted	3	3
Class B common stock, $0.0001 par value, 144,000,000 shares authorized, 18,000,000 shares issued and outstanding, actual and as adjusted	2	2
Additional paid-in capital	145,496	250,224
Retained earnings	368,390	368,390
Accumulated other comprehensive loss, net	(9,290)	(9,290)
Treasury stock, at cost, 2,101,795 shares	(11,788)	(11,788)

Total stockholders’ equity	492,813	597,541

Total capitalization	$873,849	$928,577

The “As Adjusted” column reflects an additional $30 million drawn under our senior secured revolving credit facility since January 1, 2021 and our intent to repay the U.S. dollar amounts of $80.0 million owed under the senior secured revolving credit facility through the proceeds received in connection with this offering.

The table above excludes:

•	2,852,253 shares of our Class A common stock issuable upon the exercise of stock options outstanding as of December 31, 2020, at a weighted average exercise price of $13.062 per share

(excluding the 63,736 shares of our Class A common stock that will be issued upon the exercise of vested stock options by the selling stockholders in connection with this offering);

•

4,790,000 and 200,690 additional shares of our Class A common stock available for future issuance as of December 31, 2020 under our 2020 Stock Incentive Plan and our 2017 Employee Stock Purchase Plan, respectively; and

•	28,112 shares issued upon the exercise of stock options subsequent to December 31, 2020 at a weighted average exercise price of $5.271 per share.

DILUTION

If you invest in our Class A common stock in this offering, your interest in our company will be diluted immediately to the extent of the difference between the public offering price per share of our Class A common stock and the as adjusted net tangible book value per share of our Class A and Class B common stock after this offering. Our historical net tangible book value as of December 31, 2020 was $472.0 million, or $9.79 per share of our Class A and Class B common stock. Our historical net tangible book value per share set forth below represents our total tangible assets less total liabilities, divided by the number of shares of our Class A and Class B common stock outstanding on December 31, 2020.

After giving effect to our issuance and sale of 2,500,000 shares of Class A common stock in this offering at a public offering price of $44.00 per share and after deducting the underwriting discount and estimated offering expenses payable by us, the as adjusted net tangible book value as of December 31, 2020 would have been $576.8 million, or $11.36 per share of Class A and Class B common stock. This represents an immediate increase in net tangible book value to existing stockholders of $1.57 per share of Class A and Class B common stock. New investors who purchase shares of Class A common stock in this offering will suffer an immediate dilution of their investment of $32.64 per share. Dilution per share to new investors is determined by subtracting the as adjusted net tangible book value per share of our Class A and Class B common stock after this offering from the public offering price per share of our Class A common stock paid by a new investor. The following table illustrates this per share dilution to new investors purchasing shares of Class A common stock in this offering:

Public offering price per share		$44.00
Historical net tangible book value per share of Class A and Class B common stock as of December 31, 2020	$9.79
Increase in as adjusted net tangible book value per share attributable to new investors	1.57

As adjusted net tangible book value per share after the offering		11.36

Dilution per share to new investors in Class A common stock		$32.64

If the underwriters exercise their over-allotment option in full, the as adjusted net tangible book value will increase to $11.58 per share of Class A and Class B common stock, representing an immediate increase in net tangible book value to existing stockholders of $1.79 per share of Class A and Class B common stock and an immediate dilution of $32.42 per share of Class A common stock to new investors.

The table above reflects an additional $30 million drawn under our senior secured revolving credit facility since January 1, 2021 and our intent to repay the U.S. dollar amounts of $80.0 million owed under the senior secured revolving credit facility through the proceeds received in connection with this offering.

The table above excludes:

•

2,852,253 shares of our Class A common stock issuable upon the exercise of stock options outstanding as of December 31, 2020, at a weighted average exercise price of $13.062 per share (excluding the 63,736 shares of our Class A common stock that will be issued upon the exercise of vested stock options by the selling stockholders in connection with this offering);

•

4,790,000 and 200,690 additional shares of our Class A common stock available for future issuance as of December 31, 2020 under our 2020 Stock Incentive Plan and our 2017 Employee Stock Purchase Plan, respectively;

•	28,112 shares issued upon the exercise of stock options subsequent to December 31, 2020 at a weighted average exercise price of $5.271 per share; and

•	2,101,795 shares of our Class A common stock classified as treasury stock as of December 31, 2020.

If any shares of our Class A common stock are issued upon exercise of outstanding options, new investors will experience further dilution.

SELLING STOCKHOLDERS

This prospectus supplement relates in part to the offering by the selling stockholders of 700,000 shares of our Class A common stock. The following table sets forth, based on information provided to us by the selling stockholders or known to us, the number of shares of our Class A and Class B common stock beneficially owned by the selling stockholders before this offering and the maximum number of shares of our Class A common stock to be offered by the selling stockholders pursuant to this prospectus supplement. The table also sets forth the number of shares of our Class A and Class B common stock that will be beneficially owned by the selling stockholders, assuming the sale of all of the shares of Class A common stock offered by us and the selling stockholders pursuant to this prospectus supplement (assuming no exercise by the underwriters of their option to purchase additional shares of our Class A common stock).

Percentage ownership calculations for beneficial ownership in the table below are based on 30,252,766 shares of Class A common stock and 18,000,000 shares of our Class B common stock outstanding as of March 1, 2021 and give effect to the exercise of employee stock options with respect to 63,736 shares of our Class A common stock in connection with the offering.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of shares to persons who possess sole or shared voting power or investment power with respect to our shares. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares subject to options, warrants or other rights held by such person that are currently exercisable or will become exercisable within 60 days of March 1, 2021 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.

Except as otherwise indicated in the footnotes to the table below, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. The information presented in the table below is not necessarily indicative of beneficial ownership for any other purpose. Beneficial ownership representing less than one percent is denoted with an asterisk (*).

Percentage total voting power represents voting power of beneficially owned shares with respect to all shares of our Class A and Class B common stock, as a single class. Each holder of Class A common stock is entitled to one vote per share of Class A common stock and each holder of Class B common stock is entitled to five votes per share of Class B common stock. See “Description of Capital Stock—Common Stock” in the accompanying prospectus. Voting power of less than one percent is denoted with an asterisk (*).

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Ameresco, Inc., 111 Speen Street, Suite 410, Framingham, Massachusetts 01701.

	Shares Beneficially Owned Prior to Offering					Shares of Class A Common Stock Being Offered	Shares Beneficially Owned After Offering Assuming No Exercise of the Underwriters’ Option to Purchase Additional Shares
	Class A Common Stock		Class B Common Stock		% Total Voting Power		Class A Common Stock		Class B Common Stock		% Total Voting Power
Name of Selling Stockholder	Shares	%	Shares	%			Shares	%	Shares	%
George P. Sakellaris(1)	3,035,596	10.01%	18,000,000	100.0%	77.32%	628,264	2,407,332	7.32%	18,000,000	100.0%	75.20%
Mark Chiplock(2)	27,000	*	—	—	*	19,000	8,000	*	—	—	*
Nicole Bulgarino(3)	142,641	*	—	—	*	27,736	114,905	*	—	—	*
Robert Georgeoff(4)	41,139	*	—	—	*	17,000	24,139	*	—	—	*
Louis P. Maltezos(5)	38,000	*	—	—	*	8,000	30,000	*	—	—	*

	Shares Beneficially Owned Prior to Offering					Shares of Class A Common Stock Being Offered	Shares Beneficially Owned After Offering Assuming Exercise of the Underwriters’ Option to Purchase Additional Shares
	Class A Common Stock		Class B Common Stock		% Total Voting Power		Class A Common Stock		Class B Common Stock		% Total Voting Power
Name of Selling Stockholder	Shares	%	Shares	%			Shares	%	Shares	%
George P. Sakellaris(1)	3,035,596	10.01%	18,000,000	100.0%	77.32%	733,264	2,302,332	6.92%	18,000,000	100.0%	74.89%
Mark Chiplock(2)	27,000	*	—	—	*	19,000	8,000	*	—	—	*
Nicole Bulgarino(3)	142,641	*	—	—	*	27,736	114,905	*	—	—	*
Robert Georgeoff(4)	41,139	*	—	—	*	17,000	24,139	*	—	—	*
Louis P. Maltezos(5)	38,000	*	—	—	*	8,000	30,000	*	—	—	*

(1)

Mr. Sakellaris is our founder, principal stockholder, president and chief executive officer. Includes 65,000 shares of Class A common stock issuable upon exercise of options that are exercisable within 60 days of March 1, 2021. Also includes (i) 1,175,000 shares of Class A common stock held by the George P. Sakellaris 2012 Delaware Dynasty Trust and (ii) 5,338,391 shares of Class B common stock held by the CGS 2010 Irrevocable Trust, in each case for which Mr. Sakellaris may be deemed the beneficial holder and to share voting and dispositive power; Mr. Sakellaris disclaims beneficial ownership of these shares.

(2)

Mr. Chiplock is our vice president and chief accounting officer. Consists of shares of Class A common stock issuable upon exercise of options that are exercisable within 60 days of March 1, 2021. The shares of Class A common stock being offered by Mr. Chiplock are issuable to him upon exercise of an option granted to him pursuant to our 2010 Stock Incentive Plan that will be exercised in connection with this offering.

(3)

Ms. Bulgarino is our executive vice president and general manager, federal solutions. Includes 123,000 shares of Class A common stock issuable upon exercise of options that are exercisable within 60 days of March 1, 2021. The shares of Class A common stock being offered by Ms. Bulgarino are issuable to her upon exercise of an option granted to her pursuant to our 2010 Stock Incentive Plan that will be exercised in connection with this offering.

(4)

Mr. Georgeoff is our executive vice president, south region. Consists of shares of Class A common stock issuable upon exercise of options that are exercisable within 60 days of March 1, 2021. The shares of Class A common stock being offered by Mr. Georgeoff are issuable to him upon exercise of an option granted to him pursuant to our 2010 Stock Incentive Plan that will be exercised in connection with this offering.

(5)	Mr. Maltezos is our executive vice president.

MATERIAL U.S. FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS FOR NON-U.S. HOLDERS OF OUR COMMON STOCK

The following is a discussion of material U.S. federal income and estate tax considerations relating to ownership and disposition of our Class A common stock by a non-U.S. holder. For purposes of this discussion, the term “non-U.S. holder” means a beneficial owner (other than a partnership or other pass-through entity) of our Class A common stock that is not, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons has authority to control all substantial decisions of the trust or if the trust has a valid election in effect to be treated as a U.S. person under applicable U.S. Treasury Regulations.

This discussion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the Code, existing and proposed U.S. Treasury Regulations promulgated thereunder, current administrative rulings, and judicial decisions, as in effect as of the date of this prospectus supplement and all of which are subject to change or to differing interpretation, possibly with retroactive effect. Any change or differing interpretation could alter the tax consequences to non-U.S. holders described in this prospectus supplement. In addition, there can be no assurance that the Internal Revenue Service, which we refer to as the IRS, will not challenge one or more of the tax consequences described in this prospectus supplement.

This discussion addresses only non-U.S. holders that hold shares of our Class A common stock as a capital asset (generally, property held for investment). This discussion does not address all aspects of U.S. federal income and estate taxation that may be relevant to a particular non-U.S. holder in light of that non-U.S. holder’s individual circumstances nor does it address the alternative minimum tax, the Medicare tax on net investment income or any aspects of U.S. state, local, or non-U.S. taxes. This discussion also does not consider any specific facts or circumstances that may apply to a non-U.S. holder and does not address the special tax rules applicable to particular non-U.S. holders, such as:

•	insurance companies;

•	tax-exempt organizations and governmental organizations;

•	financial institutions;

•	brokers or dealers in securities;

•	pension plans;

•	controlled foreign corporations;

•	passive foreign investment companies;

•	persons who have elected to mark securities to market;

•	owners that hold our Class A common stock as part of a straddle, hedge, conversion transaction, synthetic security, or other integrated investment; and

•	certain U.S. expatriates.

In addition, this discussion does not address the tax treatment of partnerships (or entities or arrangements that are classified as partnerships for U.S. federal income tax purposes) or persons who hold their common stock through partnerships or other entities that are pass-through entities for U.S. federal income tax purposes. A partner in a partnership or other pass-through entity that will hold our Class A common stock should consult his, her, or its own tax advisor regarding the tax consequences of the purchase, ownership, and disposition of our Class A common stock through a partnership or other pass-through entity, as applicable.

Prospective investors should consult their own tax advisors regarding the U.S. federal, state, local, and non-U.S. income and other tax considerations of acquiring, holding, and disposing of our Class A common stock.

Dividends

If we pay distributions on our Class A common stock, those distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the non-U.S. holder’s investment, up to such holder’s tax basis in the common stock. Any remaining excess will be treated as capital gain, subject to the tax treatment described below under the heading “—Gain on Disposition of Common Stock.”

Subject to the discussions below regarding effectively connected income, backup withholding and provisions of the Code commonly referred to as the Foreign Account Tax Compliance Act, or FACTA, dividends paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence. A non-U.S. holder of our Class A common stock who claims the benefit of an applicable income tax treaty between the United States and such holder’s country of residence generally will be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form) and satisfy applicable certification and other requirements. This certification must be provided to us or our paying agent before the payment of dividends and must be updated periodically. A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim with the IRS.

Dividends that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the United States and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder within the United States are generally exempt from the 30% withholding tax if the non-U.S. holder furnishes a valid IRS Form W-8ECI (or applicable successor form) to us or our paying agent and satisfies applicable certification and disclosure requirements. However, such U.S. effectively connected income is taxed on a net income basis at the same U.S. federal income tax rates applicable to United States persons (as defined in the Code). Any U.S. effectively connected income received by a non-U.S. holder that is a corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.

Non-U.S. holders are urged to consult their own tax advisors regarding their entitlement to benefits (or different rules) under an applicable income tax treaty.

Gain on Disposition of Common Stock

A non-U.S. holder generally will not be subject to U.S. federal income tax on gain recognized on a disposition of our Class A common stock unless:

•

the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States and, if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States; in these cases, the non-U.S. holder will be taxed on a net income basis at the same U.S. federal income tax rates applicable to United States persons (as defined in the Code), and if the non-U.S. holder is a foreign corporation, an additional branch profits tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty, may also apply;

•

the non-U.S. holder is a nonresident alien present in the United States for 183 days or more in the taxable year of the disposition and certain other requirements are met, in which case the non-U.S. holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty) on the net gain derived from the disposition, which may be offset by U.S.-source capital losses of the non-U.S. holder, if any; or

•

we are, or have been at any time during the five-year period preceding such disposition (or the non-U.S. holder’s holding period, if shorter), a “U.S. real property holding corporation,” unless our Class A common stock is regularly traded on an established securities market and the non-U.S. holder held no more than 5% of our outstanding common stock, directly or indirectly, during the shorter of the five year period ending on the date of the disposition or the period that the non-U.S. holder held our Class A common stock. If we are determined to be a U.S. real property holding corporation and either our Class A common stock is not regularly traded on an established securities market or a non-U.S. holder holds more than 5% of our outstanding common stock, directly or indirectly, during the applicable testing period, then the non-U.S. holder generally will be taxed on its net gain derived from the disposition at the U.S. federal income tax rates applicable to United States persons (as defined in the Code). Generally, a corporation is a “U.S. real property holding corporation” if the fair market value of its “U.S. real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we believe that we are not currently, and we do not anticipate becoming, a “U.S. real property holding corporation” for U.S. federal income tax purposes. No assurance can be provided that our Class A common stock will be regularly traded on an established securities market for purposes of the rule described above.

Information Reporting and Backup Withholding

We must report annually to the IRS and to each non-U.S. holder the gross amount of the distributions on our Class A common stock paid to such holder and the tax withheld, if any, with respect to such distributions. Non-U.S. holders may have to comply with specific certification procedures to establish that the holder is not a United States person (as defined in the Code) in order to avoid backup withholding at the applicable rate with respect to dividends on our Class A common stock. Generally, a non-U.S. holder will comply with such procedures if it provides a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable Form W-8) or otherwise meets documentary evidence requirements for establishing that it is a non-U.S. holder, or otherwise establishes an exemption. Dividends paid to non-U.S. holders subject to withholding of U.S. federal income tax, as described above under the heading “—Dividends,” will generally be exempt from U.S. backup withholding.

Information reporting and backup withholding generally will apply to the proceeds of a disposition of our Class A common stock by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement.

Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder can be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is timely filed with the IRS.

FATCA

FATCA generally imposes a 30% withholding tax on dividends on, and gross proceeds from the sale or other disposition of, our Class A common stock if paid to a foreign entity unless (i) if the foreign entity is a “foreign financial institution,” the foreign entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the foreign entity is not a “foreign financial institution,” the foreign entity identifies certain of its U.S. investors, or (iii) the foreign entity is otherwise excepted under FATCA.

Withholding under FATCA generally applies to payments of dividends on our Class A common stock. While withholding under FATCA would also apply to payments of gross proceeds from a sale or other disposition of our Class A common stock, under proposed U.S. Treasury Regulations withholding on payments of gross proceeds is not required. Although such regulations are not final, applicable withholding agents may rely on the proposed regulations until final regulations are issued.

If withholding under FATCA is required on any payment related to our Class A common stock, investors not otherwise subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) on such payment may be required to seek a refund or credit from the IRS. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this section. Non-U.S. holders should consult their own tax advisors regarding the possible implications of FATCA on their investment in our Class A common stock and the entities through which they hold our Class A common stock.

Federal Estate Tax

Common stock owned or treated as owned by an individual who is a non-U.S. holder (as specially defined for U.S. federal estate tax purposes) at the time of death will be included in the individual’s gross estate for U.S. federal estate tax purposes and, therefore, may be subject to U.S. federal estate tax, unless an applicable estate tax or other treaty provides otherwise.

The preceding discussion of material U.S. federal tax considerations is for prospective investors’ information only. It is not tax advice. Prospective investors should consult their own tax advisors regarding the particular U.S. federal, state, local, and non-U.S. tax consequences of purchasing, holding, and disposing of our Class A common stock, including the consequences of any proposed changes in applicable laws.

UNDERWRITING (CONFLICTS OF INTEREST)

BofA Securities, Inc. and Oppenheimer & Co. Inc. are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us, the selling stockholders and the underwriters, we and the selling stockholders have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us and the selling stockholders, the number of shares of Class A common stock set forth opposite its name below.

Underwriter	Number of Shares
BofA Securities, Inc.	784,000
Oppenheimer & Co. Inc.	688,000
Robert W. Baird & Co. Incorporated	320,000
Canaccord Genuity LLC	320,000
Guggenheim Securities, LLC	320,000
William Blair & Company, L.L.C.	320,000
Roth Capital Partners, LLC	288,000
Craig-Hallum Capital Group LLC	160,000

Total	3,200,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We and the selling stockholders have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The representatives have advised us and the selling stockholders that the underwriters propose initially to offer the shares to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $1.188 per share. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

The following table shows the public offering price, underwriting discount and proceeds before expenses to us and the selling stockholders. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares.

	Per Share	Without Option	With Option
Public offering price	$44.00	$140,800,000	$161,920,000
Underwriting discount	$1.98	$6,336,000	$7,286,400
Proceeds, before expenses, to us	$42.02	$105,050,000	$120,807,500
Proceeds, before expenses, to the selling stockholders	$42.02	$29,414,000	$33,826,100

The expenses of the offering, not including the underwriting discount, are estimated at $738,000 and are payable by us.

Option to Purchase Additional Shares

We and the selling stockholders have granted an option to the underwriters, exercisable for 30 days after the date of this prospectus supplement, to purchase up to 480,000 additional shares at the public offering price, less the underwriting discount. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares proportionate to that underwriter’s initial amount reflected in the above table.

No Sales of Similar Securities

We and the selling stockholders, our executive officers and directors have agreed not to sell or transfer any common stock or securities convertible into, exchangeable for, exercisable for, or repayable with common stock, for 60 days after the date of this prospectus supplement without first obtaining the written consent of each of BofA Securities, Inc. and Oppenheimer & Co. Inc. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly

•	offer, pledge, sell or contract to sell any common stock,

•	sell any option or contract to purchase any common stock,

•	purchase any option or contract to sell any common stock,

•	grant any option, right or warrant for the sale of any common stock,

•	lend or otherwise dispose of or transfer any common stock,

•	request or demand that we file or make a confidential submission of a registration statement related to the common stock, or

•

enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any common stock whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

We may also issue shares of common stock in connection with the acquisition of companies, businesses or assets so long as the number of shares issued does not exceed five percent of our common stock outstanding immediately following the closing of this offering.

This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for or repayable with common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.

New York Stock Exchange Listing

The shares of Class A common stock are listed on the New York Stock Exchange under the symbol “AMRC.”

Price Stabilization, Short Positions

Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our common stock. However, the representatives may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.

In connection with the offering, the underwriters may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares described above. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option granted to them. “Naked” short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriters in the open market prior to the completion of the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Conflicts of Interest

An affiliate of BofA Securities, Inc., one of the underwriters, will receive more than five percent of the net proceeds from this offering when we repay the outstanding U.S. dollar balance under our revolving senior secured credit facility, which was $80.0 million as of March 1, 2021. See “Use of Proceeds.” Because of this relationship, the offering will be conducted in accordance with FINRA Rule 5121. In accordance with that rule, no “qualified independent underwriter” is required, because a bona fide public market exists in the shares, as that term is defined in the rule.

Other Relationships

Bank of America, N.A., an affiliate of BofA Securities, Inc., is the agent and a lender under our senior secured credit facility. Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

European Economic Area

In relation to each Member State of the European Economic Area (each a “Relevant State”), no Shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the Shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation), except that offers of Shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

a.	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

b.

to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the Global Coordinator for any such offer; or

c.	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of Shares shall require the Issuer or any Manager to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

Each person in a Relevant State who initially acquires any Shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the Company and the Managers that it is a qualified investor within the meaning of the Prospectus Regulation.

In the case of any Shares being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the Shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Relevant State to qualified investors, in circumstances in which the prior consent of the Managers has been obtained to each such proposed offer or resale.

The Company, the Managers and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to any Shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any Shares to be offered so as to enable an investor to decide to purchase or subscribe for any Shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

The above selling restriction is in addition to any other selling restrictions set out below.

In connection with the offering, the underwriters are not acting for anyone other than the issuer and will not be responsible to anyone other than the issuer for providing the protections afforded to their clients nor for providing advice in relation to the offering.

Notice to Prospective Investors in the United Kingdom

In relation to the United Kingdom (“UK”), no Shares have been offered or will be offered pursuant to the offering to the public in the UK prior to the publication of a prospectus in relation to the Shares which has been approved by the Financial Conduct Authority in the UK in accordance with the UK Prospectus Regulation and the FSMA, except that offers of Shares may be made to the public in the UK at any time under the following exemptions under the UK Prospectus Regulation and the FSMA:

a.	to any legal entity which is a qualified investor as defined under the UK Prospectus Regulation;

b.

to fewer than 150 natural or legal persons (other than qualified investors as defined under the UK Prospectus Regulation), subject to obtaining the prior consent of the Global Coordinator for any such offer; or

c.	at any time in other circumstances falling within section 86 of the FSMA,

provided that no such offer of Shares shall require the Issuer or any Manager to publish a prospectus pursuant to Section 85 of the FSMA or Article 3 of the UK Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

Each person in the UK who initially acquires any Shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the Company and the Managers that it is a qualified investor within the meaning of the UK Prospectus Regulation.

In the case of any Shares being offered to a financial intermediary as that term is used in Article 5(1) of the UK Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the Shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in the UK to qualified investors, in circumstances in which the prior consent of the Managers has been obtained to each such proposed offer or resale.

The Company, the Managers and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to any Shares in the UK means the communication in any form and by any means of sufficient information on the terms of the offer and any Shares to be offered so as to enable an investor to decide to purchase or subscribe for any Shares, the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, and the expression “FSMA” means the Financial Services and Markets Act 2000.

In connection with the offering, the underwriters are not acting for anyone other than the issuer and will not be responsible to anyone other than the issuer for providing the protections afforded to their clients nor for providing advice in relation to the offering.

This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the

Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

The securities have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the securities has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the securities were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the

SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:

(a)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)	where no consideration is or will be given for the transfer;

(c)	where the transfer is by operation of law; or

(d)	as specified in Section 276(7) of the SFA.

Notice to Prospective Investors in Canada

The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

The validity of the shares of our Class A common stock offered hereby is being passed upon for us by Wilmer Cutler Pickering Hale and Dorr LLP. Certain legal matters in connection with this offering will be passed upon for the underwriters by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

EXPERTS

The consolidated financial statements of Ameresco, Inc. as of December 31, 2020 and 2019 and for each of the years in the three-year period ended December 31, 2020 and the effectiveness of internal control over financial reporting as of December 31, 2020 incorporated in this Prospectus Supplement by reference from the Ameresco, Inc. Annual Report on Form 10-K for the year ended December 31, 2020 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report thereon, incorporated herein by reference, and have been incorporated in this Prospectus Supplement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.ameresco.com. Our website is not a part of this prospectus supplement and is not incorporated by reference into this prospectus supplement.

This prospectus supplement is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus supplement and the accompanying prospectus regarding us and the securities, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC’s internet site.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus supplement and the accompanying prospectus much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference into this prospectus supplement and the accompanying prospectus is considered to be part of this prospectus supplement and the accompanying prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus supplement and the accompanying prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus supplement and the accompanying prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement, the accompanying prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus supplement and the accompanying prospectus incorporate by reference the documents listed below (File No. 001-34811) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (in each case, other than those documents or the portions of those documents not deemed to be filed), until the offering of the securities under the registration statement is terminated or completed.

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed on March 2, 2021;

•	Definitive Proxy Statement, filed on April 28, 2020, to the extent incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019; and

•

The description of our Class  A common stock contained in our Registration Statement on Form 8-A filed on July 6, 2010, as the description therein has been updated and superseded by the description of our capital stock contained in Exhibit 4.16 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC on March 4, 2020, and including any amendments and reports filed for the purpose of updating such description.

You may request a copy of these documents at no cost, by writing or calling us at the following address or phone number:

Ameresco, Inc.

Attention: David J. Corrsin, Executive Vice President, General Counsel and Corporate Secretary

111 Speen Street, Suite 410

Framingham, Massachusetts 01701

(508) 661-2200

PROSPECTUS

Debt Securities

Class A Common Stock

Preferred Stock

Depositary Shares

Warrants

Units

We may offer and sell securities from time to time in one or more offerings. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement before you invest.

We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

Our Class A common stock is listed on The New York Stock Exchange under the symbol AMRC.

Investing in these securities involves significant risks. See “Risk Factors” included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 4, 2021

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”.

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless the context otherwise indicates, references in this prospectus to the “Company,” “we,” “our” and “us” refer, collectively, to Ameresco, Inc., a Delaware corporation, and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.ameresco.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 001-34811) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC on March 2, 2021

•

the information identified as incorporated by reference under Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, from our definitive proxy statement for our 2020 annual meeting of stockholders filed with the SEC on April 28, 2020; and

•

The description of our Class  A common stock contained in our Registration Statement on Form 8-A as filed with the SEC on July 6, 2010, as the description therein has been updated and superseded by the description of our capital stock contained in Exhibit 4.16 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC on March 4, 2020, and including any amendments and reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Ameresco, Inc.

111 Speen Street, Suite 410

Framingham, Massachusetts 01701

Attn: General Counsel

(508) 661-2200

FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. All statements, other than statements of historical fact, including statements regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans, objectives of management, expected market growth and other characterizations of future events or circumstances are forward-looking statements. These statements are often, but not exclusively, identified by the use of words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “target,” “project,” “predict” or “continue,” and similar expressions or variations. These forward-looking statements include, among other things, statements about:

•	our expectations as to the future growth of our business and associated expenses;

•	our expectations as to revenue generation;

•	the future availability of borrowings under our revolving credit facility;

•	the expected future growth of the market for energy efficiency and renewable energy solutions;

•	our backlog, awarded projects and recurring revenue and the timing of such matters;

•	our expectations as to acquisition activity;

•	the impact of any restructuring;

•	the uses of future earnings;

•	our intention to repurchase shares of our Class A common stock;

•	the expected energy and cost savings of our projects;

•	the expected energy production capacity of our renewable energy plants;

•	the results of the SEC’s investigation into our revenue recognition and compensation practices in our software-as-a-service business; and

•	the impact of the current COVID-19 pandemic.

These forward-looking statements are based on current expectations and assumptions that are subject to risks, uncertainties and other factors that could cause actual results and the timing of certain events to differ materially and adversely from the future results expressed or implied by such forward-looking statements. The forward-looking statements in this prospectus represent our views as of the date of this prospectus. Subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so and undertake no obligation to do so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus. You should carefully review the risk factors and cautionary statements described in the other documents we file from time to time with the SEC, specifically our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K.

AMERESCO, INC.

Company Overview

Ameresco is a leading clean technology integrator with a comprehensive portfolio of energy efficiency and renewable energy supply solutions.

Our core services include the development, design, arrangement of financing, construction, and installation of solutions that deliver measurable cost and energy savings while enhancing the operations, energy security, infrastructure, and resiliency of a facility. These solutions range from upgrades to a facility’s energy infrastructure to the development, construction and operation of renewable energy plants. As a trusted sustainability partner, we are always on a mission to help customers lower their overall carbon footprint and reduce their environmental impact.

Our product independence coupled with our deep technical bench allows us to integrate best-in-class advanced technology solutions for the unique needs of each customer.

Drawing from decades of experience, we develop these tailored energy projects for federal, state and local governments, educational and healthcare institutions, airports, public housing authorities, and commercial/industrial clients across North America and the U.K.

Our principal executive offices are located at 111 Speen Street, Suite 410, Framingham, Massachusetts, 01701 and our telephone number is (508) 661-2200.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include the acquisition of companies or businesses, repayment and refinancing of debt, working capital and capital expenditures. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

DESCRIPTION OF DEBT SECURITIES

The following description summarizes the general terms and provisions of the debt securities that Ameresco, Inc. may offer and sell from time to time. We will describe the specific terms of the debt securities offered through that prospectus supplement, as well as any general terms and provisions described in this section that will not apply to those debt securities. As used in this “Description of Debt Securities” the term “debt securities,” means the senior and subordinated debt securities that we issue and the trustee authenticates and delivers under the applicable indenture. When we refer to “the Company,” “we,” “our,” and “us” in this section, we mean Ameresco, Inc. excluding, unless the context otherwise requires or as otherwise expressly stated, its subsidiaries.

We may issue senior debt securities from time to time, in one or more series under a senior indenture to be entered into between us and a senior trustee to be named in a prospectus supplement, which we refer to as the senior trustee. We may issue subordinated debt securities from time to time, in one or more series under a subordinated indenture to be entered into between us and a subordinated trustee to be named in a prospectus supplement, which we refer to as the subordinated trustee. The forms of senior indenture and subordinated indenture are filed as exhibits to the registration statement of which this prospectus forms a part. The senior indenture and the subordinated indenture are referred to individually as an indenture and together as the indentures and the senior trustee and the subordinated trustee are referred to individually as a trustee and together as the trustees. This section summarizes some of the provisions of the indentures and is qualified in its entirety by the specific text of the indentures, including definitions of terms used in the indentures. Wherever we refer to particular sections of, or defined terms in, the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indentures that are filed as exhibits to the registration statement of which this prospectus forms a part for additional information.

Neither indenture will limit the amount of debt securities that we may issue. The applicable indenture will provide that debt securities may be issued up to an aggregate principal amount authorized from time to time by us and may be payable in any currency or currency unit designated by us or in amounts determined by reference to an index.

General

The senior debt securities will constitute our unsecured and unsubordinated general obligations and will rank equally in right of payment with our other unsecured and unsubordinated obligations. The subordinated debt securities will constitute our unsecured and subordinated general obligations and will be junior in right of payment to our senior indebtedness (including senior debt securities), as described under the heading “—Certain Terms of the Subordinated Debt Securities—Subordination.” The debt securities will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries unless such subsidiaries expressly guarantee such debt securities.

The debt securities will be our unsecured obligations. Any secured debt or other secured obligations will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other obligations. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will not be guaranteed by any of our subsidiaries.

The applicable prospectus supplement and/or free writing prospectus will include any additional or different terms of the debt securities of any series being offered, including the following terms:

•	the title and type of the debt securities;

•	whether the debt securities will be senior or subordinated debt securities, and, with respect to any subordinated debt securities the terms on which they are subordinated;

•	the initial aggregate principal amount of the debt securities;

•	the price or prices at which we will sell the debt securities;

•	the maturity date or dates of the debt securities and the right, if any, to extend such date or dates;
•	the rate or rates, if any, at which the debt securities will bear interest, or the method of determining such rate or rates;

•	the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the method of determination of such dates;

•	the right, if any, to extend the interest payment periods and the duration of that extension;

•	the manner of paying principal and interest and the place or places where principal and interest will be payable;

•	the denominations of the debt securities if other than $1,000 or multiples of $1,000;

•	provisions for a sinking fund, purchase fund or other analogous fund, if any;

•	any redemption dates, prices, obligations and restrictions on the debt securities;

•

the currency, currencies or currency units in which the debt securities will be denominated and the currency, currencies or currency units in which principal and interest, if any, on the debt securities may be payable;

•	any conversion or exchange features of the debt securities;

•	whether the debt securities will be subject to the defeasance provisions in the indenture;

•	whether the debt securities will be issued in definitive or global form or in definitive form only upon satisfaction of certain conditions;

•	whether the debt securities will be guaranteed as to payment or performance;

•	any special tax implications of the debt securities;

•	any events of defaults or covenants in addition to or in lieu of those set forth in the indenture; and

•	any other material terms of the debt securities.

When we refer to “principal” in this section with reference to the debt securities, we are also referring to “premium, if any.”

We may from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of such series in all respects (or in all respects other than (1) the payment of interest accruing prior to the issue date of such further debt securities or (2) the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of such series and have the same terms as to status, redemption or otherwise as the debt securities of such series.

You may present debt securities for exchange and you may present debt securities for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable prospectus supplement. We will provide you those services without charge, although you may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the indenture.

Debt securities may bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate (original issue discount securities) may be sold at a discount below their stated principal amount. U.S. federal income tax considerations applicable to any such discounted debt securities or to certain debt securities issued at par which are treated as having been issued at a discount for U.S. federal income tax purposes will be described in the applicable prospectus supplement.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. You may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending on the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date is linked and certain related tax considerations will be set forth in the applicable prospectus supplement.

Certain Terms of the Senior Debt Securities

Covenants. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any financial or restrictive covenants, including covenants restricting either us or any of our subsidiaries from incurring, issuing, assuming or guaranteeing any indebtedness secured by a lien on any of our or our subsidiaries’ property or capital stock, or restricting either us or any of our subsidiaries from entering into sale and leaseback transactions.

Consolidation, Merger and Sale of Assets. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to any person, in either case, unless:

•	the successor entity, if any, is a U.S. corporation, limited liability company, partnership or trust;

•	the successor entity assumes our obligations on the senior debt securities and under the senior indenture;

•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

•

we have delivered to the senior trustee an officer’s certificate and an opinion of counsel, each stating that the consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the senior indenture and all conditions precedent provided for in the senior indenture relating to such transaction have been complied with.

The restrictions described in the bullets above do not apply (1) to our consolidation with or merging into one of our affiliates, if our board of directors determines in good faith that the purpose of the consolidation or merger is principally to change our state of incorporation or our form of organization to another form or (2) if we merge with or into a single direct or indirect wholly-owned subsidiary of ours.

The surviving business entity will succeed to, and be substituted for, us under the senior indenture and the senior debt securities and, except in the case of a lease, we shall be released from all obligations under the senior indenture and the senior debt securities.

No Protection in the Event of a Change in Control. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any provisions that may afford holders of the senior debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).

Events of Default. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the following are events of default under the senior indenture with respect to senior debt securities of each series:

•	failure to pay interest on any senior debt securities of such series when due and payable, if that default continues for a period of 30 days (or such other period as may be specified for such series);

•

failure to pay principal on the senior debt securities of such series when due and payable whether at maturity, upon redemption, by declaration or otherwise (and, if specified for such series, the continuance of such failure for a specified period);

•

default in the performance of or breach of any of our covenants or agreements in the senior indenture applicable to senior debt securities of such series, other than a covenant breach which is specifically dealt with elsewhere in the senior indenture, and that default or breach continues for a period of 90 days after we receive written notice from the trustee or from the holders of 25% or more in aggregate principal amount of the senior debt securities of such series;

•	certain events of bankruptcy or insolvency, whether or not voluntary; and

•	any other event of default provided for in such series of senior debt securities as may be specified in the applicable prospectus supplement.

Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the default by us under any other debt, including any other series of our debt securities, is not a default under the senior indenture.

If an event of default other than an event of default specified in the fourth bullet point above occurs with respect to a series of senior debt securities and is continuing under the senior indenture, then, and in each such case, either the trustee or the holders of not less than 25% in aggregate principal amount of such series then outstanding under the senior indenture (each such series voting as a separate class) by written notice to us and to the trustee, if such notice is given by the holders, may, and the trustee at the request of such holders shall, declare the principal amount of and accrued interest on such series of senior debt securities to be immediately due and payable, and upon this declaration, the same shall become immediately due and payable.

If an event of default specified in the fourth bullet point above occurs and is continuing, the entire principal amount of and accrued interest on each series of senior debt securities then outstanding shall automatically become immediately due and payable.

Unless otherwise specified in the prospectus supplement relating to a series of senior debt securities originally issued at a discount, the amount due upon acceleration shall include only the original issue price of the senior debt securities, the amount of original issue discount accrued to the date of acceleration and accrued interest, if any.

Upon certain conditions, declarations of acceleration may be rescinded and annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of all the senior debt securities of such series affected by the default, each series voting as a separate class. Furthermore, subject to various provisions in the senior indenture, the holders of a majority in aggregate principal amount of a series of senior debt securities, by notice to the trustee, may waive a continuing default or event of default with respect to such senior debt securities and its consequences, except a default in the payment of principal of or interest on such senior debt securities (other than any such default in payment resulting solely from an acceleration of the senior debt securities) or in respect of a covenant or provision of the senior indenture which cannot be modified or amended without the consent of the holders of each such senior debt security. Upon any such waiver, such default shall cease to exist, and any event of default with respect to such senior debt securities shall be deemed to have been cured, for every purpose of the senior indenture; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto.

The holders of a majority in aggregate principal amount of a series of senior debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such senior debt securities. However, the trustee may refuse to follow any direction that conflicts with law or the senior indenture, that may involve the trustee in personal liability or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of such series of senior debt securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such series of senior debt securities. A holder may not pursue any remedy with respect to the senior indenture or any series of senior debt securities unless:

•	the holder gives the trustee written notice of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of such series of senior debt securities make a written request to the trustee to pursue the remedy in respect of such event of default;

•	the requesting holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability or expense;

•	the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

•	during such 60-day period, the holders of a majority in aggregate principal amount of such series of senior debt securities do not give the trustee a direction that is inconsistent with the request.

These limitations, however, do not apply to the right of any holder of a senior debt security of any affected series to receive payment of the principal of and interest on such senior debt security in accordance with the terms of such debt security, or to bring suit for the enforcement of any such payment in accordance with the terms of such debt security, on or after the due date for the senior debt securities, which right shall not be impaired or affected without the consent of the holder.

The senior indenture requires certain of our officers to certify, on or before a fixed date in each year in which any senior debt security is outstanding, as to their knowledge of our compliance with all covenants, agreements and conditions under the senior indenture.

Satisfaction and Discharge. We can satisfy and discharge our obligations to holders of any series of debt securities if:

•	we have paid or caused to be paid the principal of and interest on all senior debt securities of such series (with certain limited exceptions) when due and payable; or

•	we deliver to the senior trustee for cancellation all senior debt securities of such series theretofore authenticated under the senior indenture (with certain limited exceptions); or

•

all senior debt securities of such series have become due and payable or will become due and payable within one year (or are to be called for redemption within one year under arrangements satisfactory to the senior trustee) and we deposit in trust an amount of cash or a combination of cash and U.S. government or U.S. government agency obligations (or in the case of senior debt securities denominated in a foreign currency, foreign government securities or foreign government agency securities) sufficient to make interest, principal and any other payments on the debt securities of that series on their various due dates;

and if, in any such case, we also pay or cause to be paid all other sums payable under the senior indenture, as and when the same shall be due and payable and we deliver to the senior trustee an officer’s certificate and an opinion of counsel, each stating that these conditions have been satisfied.

Under current U.S. federal income tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us. Purchasers of the debt securities should consult their own advisers with respect to the tax consequences to them of such deposit and discharge, including the applicability and effect of tax laws other than the U.S. federal income tax law.

Defeasance. Unless the applicable prospectus supplement provides otherwise, the following discussion of legal defeasance and covenant defeasance will apply to any series of debt securities issued under the indentures.

Legal Defeasance. We can legally release ourselves from any payment or other obligations on the debt securities of any series (called “legal defeasance”) if certain conditions are met, including the following:

•

We deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series cash or a combination of cash and U.S. government or U.S. government agency obligations (or, in the case of senior debt securities denominated in a foreign currency, foreign government or foreign government agency obligations) that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

•

There is a change in current U.S. federal income tax law or an IRS ruling that lets us make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due. Under current U.S. federal income tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us.

•	We deliver to the trustee a legal opinion of our counsel confirming the tax law change or ruling described above.

If we accomplish legal defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the event of any shortfall.

Covenant Defeasance. Without any change in current U.S. federal tax law, we can make the same type of deposit described above and be released from some of the covenants in the debt securities (called “covenant defeasance”). In that event, you would lose the protection of those covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following (among other things):

•

deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series cash or a combination of cash and U.S. government or U.S. government agency obligations (or, in the case of senior debt securities denominated in a foreign currency, foreign government or foreign government agency obligations) that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

•

deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due.

If we accomplish covenant defeasance, you could still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the events of default occurred (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the events causing the default, you may not be able to obtain payment of the shortfall.

Modification and Waiver. We and the trustee may amend or supplement the senior indenture or the senior debt securities of any series without the consent of any holder:

•	to convey, transfer, assign, mortgage or pledge any assets as security for the senior debt securities of one or more series;

•

to evidence the succession of a corporation, limited liability company, partnership or trust to us, and the assumption by such successor of our covenants, agreements and obligations under the senior indenture or to otherwise comply with the covenant relating to mergers, consolidations and sales of assets;

•	to comply with the requirements of the SEC in order to effect or maintain the qualification of the senior indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);

•

to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default;

•

to cure any ambiguity, defect or inconsistency in the senior indenture or in any supplemental indenture or to conform the senior indenture or the senior debt securities to the description of senior debt securities of such series set forth in this prospectus or any applicable prospectus supplement;

•	to provide for or add guarantors with respect to the senior debt securities of any series;

•	to establish the form or forms or terms of the senior debt securities as permitted by the senior indenture;

•

to evidence and provide for the acceptance of appointment under the senior indenture by a successor trustee, or to make such changes as shall be necessary to provide for or facilitate the administration of the trusts in the senior indenture by more than one trustee;

•

to add to, change or eliminate any of the provisions of the senior indenture in respect of one or more series of senior debt securities, provided that any such addition, change or elimination shall (a) neither (1) apply to any senior debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (2) modify the rights of the holder of any such senior debt security with respect to such provision or (b) become effective only when there is no senior debt security described in clause (a)(1) outstanding;

•	to make any change to the senior debt securities of any series so long as no senior debt securities of such series are outstanding; or

•	to make any change that does not adversely affect the rights of any holder in any material respect.

Other amendments and modifications of the senior indenture or the senior debt securities issued may be made, and our compliance with any provision of the senior indenture with respect to any series of senior debt securities may be waived, with the consent of the holders of a majority of the aggregate principal amount of the outstanding senior debt securities of each series affected by the amendment or modification (voting as separate series); provided, however, that each affected holder must consent to any modification, amendment or waiver that:

•	extends the final maturity of any senior debt securities of such series;

•	reduces the principal amount of any senior debt securities of such series;

•	reduces the rate, or extends the time for payment of, interest on any senior debt securities of such series;

•	reduces the amount payable upon the redemption of any senior debt securities of such series;

•	changes the currency of payment of principal of or interest on any senior debt securities of such series;

•	reduces the principal amount of original issue discount securities payable upon acceleration of maturity or the amount provable in bankruptcy;

•

waives a continuing default in the payment of principal of or interest on the senior debt securities (other than any such default in payment resulting solely from an acceleration of the senior debt securities);

•

changes the provisions relating to the waiver of past defaults or impairs the right of holders to receive payment or to institute suit for the enforcement of any payment or conversion of any senior debt securities of such series on or after the due date therefor;

•

modifies any of the provisions of these restrictions on amendments and modifications, except to increase any required percentage or to provide that certain other provisions cannot be modified or waived without the consent of the holder of each senior debt security of such series affected by the modification;

•	adversely affects the right to convert or exchange senior debt securities into common stock, other securities or property in accordance with the terms of the senior debt securities; or

•

reduces the above-stated percentage of outstanding senior debt securities of such series whose holders must consent to a supplemental indenture or modifies or amends or waives certain provisions of or defaults under the senior indenture.

It shall not be necessary for the holders to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if the holders’ consent approves the substance thereof. After an amendment, supplement or waiver of the senior indenture in accordance with the provisions described in this section becomes effective, the trustee must give to the holders affected thereby certain notice briefly describing the amendment, supplement or waiver. Any failure by the trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplemental indenture or waiver.

Notice of Redemption. Notice of any redemption of senior debt securities will be mailed at least 10 days but not more than 60 days before the redemption date to each holder of senior debt securities of a series to be redeemed. Any notice may, at our discretion, be subject to the satisfaction or waiver of one or more conditions precedent. In that case, such notice shall state the nature of such condition precedent. If we elect to redeem a portion but not all of such senior debt securities, the trustee will select the senior debt securities to be redeemed in a method determined manner that complies with applicable legal and stock exchange requirements, if any. Interest on such debt securities or portions of senior debt securities will cease to accrue on and after the date fixed for redemption, unless we default in the payment of such redemption price and accrued interest with respect to any such senior debt security or portion thereof.

If any date of redemption of any senior debt security is not a business day, then payment of principal and interest may be made on the next succeeding business day with the same force and effect as if made on the nominal date of redemption and no interest will accrue for the period after such nominal date.

Conversion Rights. We will describe the terms upon which senior debt securities may be convertible into our common stock or other securities in a prospectus supplement. These terms will include the type of securities the senior debt securities are convertible into, the conversion price or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at our option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the senior debt securities and any restrictions on conversion. They may also include provisions adjusting the number of shares of our common stock or other securities issuable upon conversion.

No Personal Liability of Incorporators, Stockholders, Officers, or Directors. The senior indenture provides that no recourse shall be had under any obligation, covenant or agreement of ours in the senior indenture or any supplemental indenture, or in any of the senior debt securities or because of the creation of any indebtedness represented thereby, against any of our incorporators, stockholders, officers or directors, past, present or future, or of any predecessor or successor entity thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the senior debt securities, waives and releases all such liability.

Concerning the Trustee. The senior indenture provides that, except during the continuance of an event of default, the trustee will not be liable except for the performance of such duties as are specifically set forth in the senior indenture. If an event of default has occurred and is continuing, the trustee will exercise such rights and powers vested in it under the senior indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The senior indenture and the provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the trustee thereunder, should it become a creditor of ours or any of our subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict or resign.

We may have normal banking relationships with the senior trustee in the ordinary course of business.

Unclaimed Funds. All funds deposited with the trustee or any paying agent for the payment of principal, premium, interest or additional amounts in respect of the senior debt securities that remain unclaimed for two years after the date upon which such amounts became due and payable will be repaid to us. Thereafter, any right of any holder of senior debt securities to such funds shall be enforceable only against us, and the trustee and paying agents will have no liability therefor.

Governing Law. The senior indenture and the senior debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

Certain Terms of the Subordinated Debt Securities

Other than the terms of the subordinated indenture and subordinated debt securities relating to subordination or otherwise as described in the prospectus supplement relating to a particular series of subordinated debt securities, the terms of the subordinated indenture and subordinated debt securities are identical in all material respects to the terms of the senior indenture and senior debt securities.

Additional or different subordination terms may be specified in the prospectus supplement applicable to a particular series.

Subordination. The indebtedness evidenced by the subordinated debt securities is subordinate to the prior payment in full of all of our senior indebtedness, as defined in the subordinated indenture. During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our senior indebtedness, we may not make any payment of principal of or interest on the subordinated debt securities (except for certain sinking fund payments). In addition, upon any payment or distribution of our assets upon any dissolution, winding-up, liquidation or reorganization, the payment of the principal of and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our senior indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our senior indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.

The term “senior indebtedness” of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:

•	all of the indebtedness of that person for money borrowed;

•	all of the indebtedness of that person evidenced by notes, debentures, bonds or other securities sold by that person for money;

•	all of the lease obligations that are capitalized on the books of that person in accordance with generally accepted accounting principles;

•

all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

•

all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above;

unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. Our senior debt securities constitute senior indebtedness for purposes of the subordinated indenture.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is intended as a summary only and therefore is not a complete description of our capital stock. This description is based upon, and is qualified by reference to, our restated certificate of incorporation, or our charter, our amended and restated by-laws, or our bylaws, and applicable provisions of Delaware corporate law. You should read our charter and bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part, for the provisions that are important to you.

Our authorized capital stock consists of 500,000,000 shares of our Class A common stock, par value $0.0001 per share, 144,000,000 shares of our Class B common stock, par value $0.0001 per share, and 5,000,000 shares of preferred stock, par value $0.0001 per share.

Common Stock

We have two classes of common stock: Class A common stock and Class B common stock. The rights of the holders of our Class A common stock and our Class B common stock are identical, except that

(i)	each share of our Class A common stock is entitled to one vote per share while each share of our Class B common stock is entitled to five votes per share, and

(ii)

each share of our Class B common stock is convertible into one share of our Class A common stock at the option of the holder at any time and will automatically convert into one share of our Class A common stock in specified circumstances (described below).

Annual Meeting

Annual meetings of our stockholders are held on the date designated in accordance with our bylaws. Written notice must be mailed to each stockholder entitled to vote not less than ten nor more than 60 days before the date of the meeting. The presence in person or by proxy of the holders of record of a majority of our issued and outstanding shares entitled to vote at such meeting constitutes a quorum for the transaction of business at meetings of the stockholders. Special meetings of the stockholders may be called for any purpose at any time only by the board of directors, the chairman of the board of directors or the chief executive officer upon the written request, stating the purpose of such meeting, of the holders of a majority of the outstanding shares of all classes of capital stock entitled to vote at the meeting, such notice to be provided not less than ten nor more than 60 days before the date of the meeting. Except as may be otherwise provided by applicable law, our charter or our bylaws, all elections shall be decided by a plurality, and all other questions shall be decided by a majority, of the votes cast by stockholders entitled to vote thereon at a duly held meeting of stockholders at which a quorum is present.

Voting

The holders of our Class A and Class B common stock vote together on all matters properly submitted to our stockholders for their vote (including the election of directors). The holders of our Class A common stock are entitled to one vote for each share held on all matters properly submitted to a vote of our stockholders and do not have any cumulative voting rights with respect to the election of directors. The holders of our Class B common stock are entitled to five votes for each share held on all matters properly submitted to a vote of our stockholders and do not have any cumulative voting rights with respect to the election of directors. Delaware law generally requires holders of our Class A common stock or our Class B common stock, as applicable, to vote separately as a single class if we amend our charter in a manner that alters or changes the powers, preferences or special rights of such class of stock in a manner that affects them adversely or increases or decreases the number of shares of that class. However, we have provided in our charter that the holders of neither our Class A common stock nor our Class B common stock are entitled to a vote as a separate class in the event that the number of shares of their respective class is increased or decreased.

Dividends

Holders of our Class A and Class B common stock are entitled to share equally, on a per-share basis, in any dividends declared by our board of directors out of funds legally available therefor, subject to any preferential dividend or other rights of any then outstanding preferred stock. In the event a dividend is paid in the form of shares of common stock or rights to acquire shares of common stock, the holders of our Class A common stock shall receive shares of our Class A common stock or rights to acquire shares of our Class A common stock, as the case may be, and the holders of shares of our Class B common stock shall receive shares of our Class B common stock or rights to acquire shares of our Class B common stock, as the case may be.

Conversion

Our Class A common stock is not convertible into any other shares of our capital stock.

Our Class B common stock is convertible as follows:

Voluntary Conversion. Each share of our Class B common stock is convertible into one share of our Class A common stock at any time, at the option of the holder.

Mandatory Conversion. All shares of our Class B common stock will convert into shares of our Class A common stock on a one-for-one basis in the following instances:

(i)

at such time when we receive a written consent executed by the holders of a majority of the shares of our Class B common stock then outstanding electing to convert all outstanding shares of our Class B common stock into our Class A common stock, or

(ii)	at such time when the total number of outstanding shares of our Class B common stock is less than 20% of the aggregate number of shares of our Class A and Class B common stock then outstanding.

In addition, each share of our Class B common stock will automatically convert into one share of our Class A common stock upon any transfer of such share of our Class B common stock, whether or not for value, except for transfers to (a) the original holder of our Class B common stock, George P. Sakellaris, certain of such Class B common stockholder’s family members or descendants, entities controlled by such Class B common stockholder, certain trusts for the benefit of such Class B common stockholder or such holder’s family or charitable organizations established by such Class B common stockholder or certain members of such holder’s family or (b) a pledgee (subject to certain limitations) or nominee of such Class B common stockholder.

We may not issue or sell any shares of our Class B common stock, or any securities convertible or exercisable into shares of our Class B common stock, except for any stock splits, stock dividends, subdivisions, combinations or recapitalizations with respect to our Class B common stock and there will not be any securities outstanding that are convertible into or may be exercised to acquire shares of our Class B common stock.

No class of common stock may be subdivided or combined unless the other class of common stock concurrently is subdivided or combined in the same proportion and in the same manner.

Liquidation Rights

In the event of our liquidation or dissolution, holders of our Class A and Class B common stock are entitled to share equally, on a per-share basis, in all assets remaining after payment of all debts and other liabilities, subject to the prior rights of any then outstanding preferred stock.

Other Rights

Holders of our Class A and Class B common stock have no preemptive, subscription or redemption rights.

The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

Under the terms of our charter, our board of directors is authorized to issue up to 5,000,000 shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock, any or all of which may be greater than or senior to the rights of the either or both of our Class A and Class B common stock. The issuance of preferred stock could adversely affect the voting power of holders of either or both of our Class A and Class B common stock and reduce the likelihood that such holders will receive dividend payments or payments on liquidation.

The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate the delay and uncertainty associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding stock. In certain circumstances, an issuance of preferred stock could have the effect of decreasing the market price of our Class A common stock. Upon the closing of this offering, there will be no shares of preferred stock outstanding, and we have no present plans to issue any shares of preferred stock.

Anti-Takeover Effects of Delaware Law and Our Restated Certificate of Incorporation and Amended and Restated By-Laws

Delaware law, our charter and our bylaws contain provisions that could have the effect of delaying or discouraging another party from acquiring control of us. These provisions, which are summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also intended to encourage persons seeking to acquire control of us to first negotiate with our board of directors. In addition, see “Description of Capital Stock—Common Stock” for a description of our dual class capital structure.

Staggered Board of Directors; Removal of Directors. Our charter and bylaws divide our board of directors into three classes with staggered three-year terms. In addition, a director may be removed only for cause and only by the affirmative vote of the holders of at least two-thirds of the votes that all stockholders would be entitled to cast in any annual election of directors. Any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office.

Stockholder Action by Written Consent; Special Meetings. Our charter provides that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Our charter and bylaws also provide that special meetings of our stockholders can only be called by the chairman of our board of directors, our chief executive officer or our board of directors.

Advance Notice Requirements for Stockholder Proposals. Our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of persons for election to our board of directors. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting.

Delaware Business Combination Statute. We are subject to Section 203 of the Delaware General Corporation Law (“DGCL”) (“Section 203”), which prohibits a Delaware corporation from engaging in business combinations with an interested stockholder. An interested stockholder is generally defined as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation or any entity or person affiliated with or controlling or controlled by such entity or person (“interested stockholder”). Section 203 provides that an interested stockholder may not engage in business combinations with the corporation for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combinations to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, lease, transfer, pledge or other disposition of 10% or more of the assets of the corporation to or with the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

Amendment of Restated Certificate of Incorporation and Amended and Restated By-Laws. Delaware law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our bylaws may be amended or repealed by a majority vote of our board of directors or by the affirmative vote of the holders of at least two-thirds of the votes that all our stockholders would be entitled to cast in any annual election of directors. In addition, the affirmative vote of the holders of at least two-thirds of the votes that all our stockholders would be entitled to cast in any annual election of directors is required to amend or repeal or to adopt any provisions inconsistent with the bylaw amendment provision or any of the provisions of our charter described above under “— Staggered Board of Directors; Removal of Directors” and “— Stockholder Action by Written Consent; Special Meetings.”

DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to offer fractional shares of preferred stock, which we call depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the applicable prospectus supplement, of a share of a particular series of preferred stock. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.

The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The summary of terms of the depositary shares contained in this prospectus is not a complete description of the terms of the depositary shares. You should refer to the form of the deposit agreement, our charter and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preferred stock underlying the depositary shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the underlying preferred stock.

If there is a distribution other than in cash, the depositary will distribute property (including securities) received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.

Liquidation Preference

If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of us, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Withdrawal of Stock

Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.

After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges (including those in connection with the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the preferred stock and the transferring, splitting or grouping of depositary receipts) as are expressly provided in the deposit agreement to be for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

•	all outstanding depositary shares have been redeemed; or

•	there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.

Notices

The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

Limitation of Liability

Neither we nor the depositary will be liable if either we or it is prevented or delayed by law or any circumstance beyond its control in performing its obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and their duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase common stock, preferred stock, depositary shares or debt securities. We may offer warrants separately or together with one or more additional warrants, common stock, preferred stock, depositary shares or debt securities, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. The applicable prospectus supplement will also describe the following terms of any warrants:

•	the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants are to be sold separately or with other securities as parts of units;

•

whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation and terms of any equity securities purchasable upon exercise of the warrants;

•	the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the preferred stock or depositary shares with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, preferred stock, depositary shares or common stock will be separately transferable;

•	the number of shares of common stock, preferred stock or depositary shares purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of, and other provisions for changes to or adjustment in the exercise price of, the warrants, if any;

•	any redemption or call provisions; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

DESCRIPTION OF UNITS

We may issue units consisting of one or more of the other securities described in this prospectus in any combination, as described in the applicable prospectus supplement. We may issue units in one or more series, which will be described in the applicable prospectus supplement. The applicable prospectus supplement will also describe the following terms of any units:

•	the designation and the terms of the units and of the securities constituting the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	the identity of any unit agent for the units, if applicable, and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	any additional terms of the governing unit agreement, if applicable;

•	any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the debt securities, common stock, preferred stock or warrants constituting the unit; and

•	any applicable material U.S. federal income tax consequences.

FORMS OF SECURITIES

Each debt security, depositary share, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, depositary shares, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

We may issue the debt securities of a particular series, depositary shares, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a global security may not be transferred except as a whole by and among the depositary for the global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in global securities.

So long as the depositary, or its nominee, is the registered owner of a global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the global security for all purposes under the applicable indenture, deposit agreement, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a global security will not be entitled to have the securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, deposit agreement, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for that global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, deposit agreement, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, deposit agreement, warrant agreement or unit agreement, the depositary for the global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to depositary shares, warrants or units, represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security. None of us, or any trustee, warrant agent, unit agent or other agent of ours, or any agent of any trustee, warrant agent or unit agent will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a global security, upon receipt of any payment to holders of principal, premium, interest or other distribution of underlying securities or other property on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of the securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the global security that had been held by the depositary. Any securities issued in definitive form in exchange for a global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We may sell securities:

•	through underwriters;

•	through dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution to our existing security holders. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name of the agent or any underwriters;

•	the public offering or purchase price and the proceeds we will receive from the sale of the securities;

•	any discounts and commissions to be allowed or re-allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or re-allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

Remarketing firms, agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•

the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•

if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus is being delivered will be passed upon by Wilmer Cutler Pickering Hale and Dorr LLP.

EXPERTS

The consolidated financial statements of Ameresco, Inc. as of December 31, 2020 and 2019 and for each of the years in the three-year period ended December 31, 2020 and the effectiveness of internal control over financial reporting as of December 31, 2020 incorporated in this Prospectus by reference from the Ameresco, Inc. Annual Report on Form 10-K for the year ended December 31, 2020 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report thereon, incorporated herein by reference, and have been incorporated in this Prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

3,200,000 Shares

Class A Common Stock

PROSPECTUS    SUPPLEMENT

BofA Securities

Oppenheimer & Co.

Baird

Canaccord Genuity

Guggenheim Securities

William Blair

Roth Capital Partners

Craig-Hallum

March 4, 2021